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                                                                   EXHIBIT 3.102

                 [Restated electronically for SEC purposes only]

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                         TRUPP-HODNETT ENTERPRISES, INC.

                                    ARTICLE I

         The name of the Corporation is:

                        "TRUPP-HODNETT ENTERPRISES, INC."

                                   ARTICLE II

         The Corporation shall have perpetual duration.

                                   ARTILCE III

         The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code and is a Corporation for profit organized for the purpose of conducting the business of a real estate broker and real estate firm pursuant to the provisions of Chapter 40 of Title 43, O.C.G.A.

                                   ARTICLE IV

         At least one (1) member of the Board of Directors of the Corporation and the President of the Corporation shall be a licensed broker or associate broker under the provisions of O.C.G.A. 43-40.

                                    ARTICLE V

         The Corporation may conduct and engage in the business of selling and brokering real estate only though its officers, employees and agents who are duly licensed or otherwise legally authorized under the provisions of O.C.G.A. 43-40.

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                                   ARTICLE VI

         The Corporation shall have the authority to issue no more than 1,000 shares of no par common stock.

                                   ARTICLE VII

         The Corporation shall not commence business until it shall have received at least $500.00 for payment for the issuance of its shares of common stock.

                                  ARTICLE VIII

         The name and address of the Incorporators of the Corporation are:

         Hans F. Trupp
         Suite 196, Retreat Village Shopping Center
         St. Simons Island, Georgia 31522

         Roy K. Hodnett
         Suite 196, Retreat Village Shopping Center
         St. Simons Island, Georgia 31522

                                   ARTICLE IX

         The registered officer of the Corporation is:

         Suite 196, Retreat Village Shopping Center
         St. Simons Island, Georgia 31522

         The registered agent at such address shall be:

         Hans F. Trupp

                                    ARTICLE X

         The initial Board of Directors shall be comprised of two (2) members:

         Hans F. Trupp
         Suite 196, Retreat Village Shopping Center
         St. Simons Island, Georgia 31522

         Roy K. Hodnett
         Suite 196, Retreat Village Shopping Center
         St. Simons Island, Georgia 31522

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                                   ARTICLE XI

         The business and internal affairs of the Corporation shall be conducted under and by virtue of the provisions of the By-Laws of the Corporation.

                                   ARTICLE XII

         The Corporation shall, where permitted by law, have the right and authority to do and conduct business under trade names.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this the 27th day of August, 1984.

                                         HUTTO & PALMATARY, P.A.

                                         By:  /s/ G. Carroll Palmatary
                                             -----------------------------------
                                             G. Carroll Palmatary
                                             Attorney for Incorporators

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